BRUNDAGE, STORY AND ROSE INVESTEMENT TRUST
                                      N-SAR
                            FISCAL YEAR END 11/30/00

Attachment for Item 77.Q1(e)

Brundage, Story and Rose, LLC
One Broadway
New York, New York 10004

     Re:  Interim Advisory Agreement

Ladies and Gentlemen:

     Brundage, Story and Rose Investment Trust (the "Trust") is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), and subject to the rules and regulations promulgated thereunder. The Trust's shares of beneficial interest are divided into two separate series, the Brundage, Story and Rose Growth and Income Fund and the Brundage, Story and Rose Short/Intermediate Term Fixed Income Fund (the "Funds"). Each such share of a Fund represents an undivided interest in the assets, subject to the liabilities, allocated to that Fund. Each Fund has a separate investment objective and separate investment policies.

                               B A C K G R O U N D

     A. The Adviser served as the adviser to the Trust with respect to management of the Brundage, Story and Rose Equity Fund and the Brundage, Story and Rose Short/Intermediate Term Fixed-Income Fund (individually a "Fund" and jointly the "Funds"), pursuant to an Advisory Agreement dated as of December 31, 1990 (the "Advisory Agreement").

     B. Effective October 2, 2000, the Adviser will be acquired by the Bessemer Trust Company, N.A..

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     C. The Advisory Agreement will  automatically  terminate on October 2, 2000 as a result of the foregoing acquisition.

     D. The Trust desires to retain the Adviser to provide the same advisory services previously provided.

                                  NOW THEREFORE

     1. APPOINTMENT AS ADVISER. The Trust being duly authorized hereby appoints and employs Brundage, Story and Rose, LLC ("Adviser") as discretionary portfolio manager, on the terms and conditions set forth herein, of the Funds.

     2. ACCEPTANCE OF APPOINTMENT; STANDARD OF PERFORMANCE. Adviser accepts the appointment as discretionary portfolio manager and agrees to use its best professional judgment to make timely investment decisions for the Funds in accordance with the provisions of this Agreement.

     3. PORTFOLIO MANAGEMENT SERVICES OF ADVISER. Adviser is hereby employed and authorized to select portfolio securities for investment by the Trust on behalf of the Funds, to purchase and sell securities of the Funds, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraphs 5 and 6 hereof. In providing portfolio management services to the Funds, Adviser shall be subject to such investment restrictions as are set forth in the Act and the rules thereunder, the Internal Revenue Code of 1986, applicable state securities laws, the supervision and control of the Trustees of the Trust, such specific instructions as the Trustees may adopt and communicate to Adviser and the investment objectives, policies and restrictions of the Trust applicable to the Funds furnished pursuant to paragraph 4. Adviser is not authorized by the Trust to take any action, including the purchase or sale of securities for the Funds, in contravention of any

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restriction,  limitation,  objective,  policy or  instruction  described  in the previous sentence. Adviser shall maintain on behalf of the Trust the records listed in Schedule A hereto (as amended from time to time). At the Trust's reasonable request, Adviser will consult with the Trust with respect to any decision made by it with respect to the investments of the Funds.

     4. INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS. The Trust will provide Adviser with the statement of investment objectives, policies and restrictions applicable to the Funds as contained in the Trust's registration statements under the Act and the Securities Act of 1933, and any instructions adopted by the Trustees supplemental thereto. The Trust will provide Adviser with such further information concerning the investment objectives, policies and restrictions applicable thereto as Adviser may from time to time reasonably request. The Trust retains the right, on written notice to Adviser from the Trust, to modify any such objectives, policies or restrictions in any manner at any time.

     5. TRANSACTION PROCEDURES. All transactions will be consummated by payment to or delivery by The Fifth Third Bank or any successor custodian (the
"Custodian"), or such depositories or agents as may be designated by the Custodian in writing, as custodian for the Trust, of all cash and/or securities due to or from the Funds, and Adviser shall not have possession or custody thereof. Adviser shall advise Custodian and confirm in writing to the Trust and to Integrated Fund Services, Inc., or any other designated agent of the Trust, all investment orders for the Funds placed by it with brokers and dealers. Adviser shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Adviser.

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     6. ALLOCATION OF BROKERAGE.  Adviser shall have authority and discretion to select brokers and dealers to execute portfolio transactions initiated by Adviser and to select the markets on or in which the transactions will be executed.

     In doing so, the Adviser will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Adviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser may be a party. It is understood that neither the Trust nor the Adviser has adopted a formula for allocation of the Trust's investment transaction business. It is also understood that it is desirable for the Trust that the Adviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher commission to the Trust than may result when allocating brokerage to other brokers on the basis of seeking the lowest commission. Therefore, the Adviser is authorized to place orders for the purchase and sale of securities for the Funds with such certain brokers, subject to review by the Trust's Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Adviser in connection with its services to other clients.

     On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Funds as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be

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the most  equitable and consistent  with its fiduciary  obligations to the Trust and to such other clients.

     For each fiscal quarter of the Trust, Adviser shall prepare and render reports to the Trust's Trustees of the total brokerage business placed and the manner in which the allocation has been accomplished. Such reports shall set forth at a minimum the information required to be maintained by Rule 31a-1(b)(9) under the Act.

     7. PROXIES. The Trust will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Funds may be invested from time to time. At the request of the Trust, Adviser shall provide the Trust with its recommendations as to the voting of such proxies.

     8. REPORTS TO ADVISER. The Trust will provide Adviser with such periodic reports concerning the status of the Funds as Adviser may reasonably request.

     9.   FEES FOR SERVICES.

          A. For all services rendered by the Adviser hereunder, the Trust shall pay into an interest-bearing escrow account with the Trust's custodian at the end of each month an Advisory Fee equal to the annual rate of 0.65% of the average daily net assets ("Net Assets") of the Brundage, Story and Rose Equity Fund during such month and equal to the annual rate of .50% of the average daily net assets ("Net Assets") of the Brundage, Story and Rose Short/Intermediate Term Fixed Income Fund during such month.

          B. The compensation earned under this Agreement will be held in an interest-bearing escrow account with the Trust's custodian. If a majority of a Fund's outstanding voting securities do not approve a New Advisory Agreement with

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the Adviser, the Adviser will be paid, out of the escrow account, the lesser of:
(i) any costs incurred in performing this Agreement with respect to the applicable Fund (plus interest earned on that amount while in escrow); or (ii) the total amount in the escrow account (plus interest earned).

          C. In the event that a new advisory agreement with the Advisor is approved by a vote of the majority of the outstanding voting securities of each Fund prior to the expiration of this Agreement, the total amount in the escrow account (including interest earned) will be paid to the Adviser immediately.

     10. ALLOCATION OF CHARGES AND EXPENSES. Adviser shall employ or provide and compensate the executive, administrative, secretarial and clerical personnel necessary to provide the services set forth herein, and shall bear the expense thereof. Adviser shall compensate all Trustees, officers and employees of the Trust who are also partners or employees of Adviser.

     Adviser will pay all expenses incurred in connection with the sale or distribution of the Funds' shares to the extent such expenses are not assumed by the Funds under the Trust's Distribution Expense Plan. Adviser will reimburse the Trust's principal underwriter for any expenses incurred by it in the performance of its obligations under the Underwriting Agreement with the Trust.

     The Funds will be responsible for the payment of all operating expenses of the Trust, including fees and expenses incurred by the Trust in connection with membership in investment company organizations, brokerage fees and commissions, legal, auditing and accounting expenses, expenses of registering shares under Federal and State securities laws, insurance expenses, taxes or governmental fees, fees and expenses of the custodian, the transfer, shareholder service and dividend disbursing agent and the accounting and pricing agent of the Funds, expenses including clerical expenses of issue, sale, redemption or repurchase of shares of the Funds, the fees and expenses of Trustees of the Trust who are not affiliated with the Adviser,

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the cost of preparing and distributing reports and notices to shareholders,  the
cost  of  printing  or  preparing   prospectuses  for  delivery  to  the  Funds'
shareholders, the cost of printing or preparing stock certificates or any other documents, statements or reports to shareholders, expenses of shareholders' meetings and proxy solicitations, such extraordinary or non-recurring expenses as may arise, including litigation to which the Trust may be a party and indemnification of the Trust's officers and Trustees with respect thereto, or any other expense not specifically described above incurred in the performance of the Trust's obligations. All other expenses not expressly assumed by Adviser herein incurred in connection with the organization, registration of shares and operations of the Funds will be borne by the Funds.

     11. OTHER INVESTMENT ACTIVITIES OF ADVISER. The Trust acknowledges that Adviser or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that Adviser, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Trust agrees that Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Funds, provided that Adviser acts in good faith, and provided further, that it is Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Funds over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Funds and any specific investment restrictions applicable thereto. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise

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deal with  positions in investments in which the Funds may have an interest from time to time, whether in transactions which involve the Funds or otherwise. Adviser shall have no obligation to acquire for the Funds a position in any investment which any Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Funds or otherwise.

     12. CERTIFICATE OF AUTHORITY. The Trust and the Adviser shall furnish to each other from time to time certified copies of the resolutions of their Trustees or Board of Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Trust, the Funds and/or the Adviser.

     13. LIMITATION OF LIABILITY. Adviser shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the Trust, provided, however, that such acts or omissions shall not have resulted from Adviser's willful misfeasance, bad faith or gross negligence, a violation of the standard of care established by and applicable to Adviser in its actions under this Agreement or breach of its duty or of its obligations hereunder. Nothing in this paragraph 12 shall be construed in a manner inconsistent with Sections 17(h) and
(i) of the Act.

     14. CONFIDENTIALITY. Subject to the duty of Adviser and the Trust to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Funds and the actions of Adviser and the Trust in respect thereof.

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     15.  ASSIGNMENT.  No assignment of this Agreement shall be made by Adviser,
and  this  Agreement  shall  terminate   automatically  in  the  event  of  such
assignment. Adviser shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment will occur, and to take the steps necessary to enter into a new contract with Adviser.

     16. REPRESENTATION, WARRANTIES AND AGREEMENTS OF THE TRUST. The Trust represents, warrants and agrees that:

          A. Adviser has been duly appointed by the Trustees of the Trust to provide investment services to the Funds as contemplated hereby.

          B. The Trust will deliver to Adviser a true and complete copy of its then current prospectus and statement of additional information as effective from time to time and such other documents or instruments governing the investments of the Funds and such other information as is necessary for Adviser to carry out its obligations under this Agreement.

          C. The Trust is currently in compliance and shall at all times comply with the requirements imposed upon the Trust by applicable law and regulations.

     17.  REPRESENTATIONS,   WARRANTIES  AND  AGREEMENTS  OF  ADVISER.   Adviser
represents, warrants and agrees that:

          A. Adviser is registered as an investment adviser under the Investment Advisers Act of 1940.

          B. Adviser will maintain, keep current and preserve on behalf of the Trust, in the manner and for the time periods required or permitted by the Act, the records identified in Schedule A. Adviser agrees that such records (unless otherwise indicated on Schedule A) are the property of the Trust, and will be surrendered to the Trust promptly upon request.

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          C. Adviser will complete such reports concerning purchases or sales of securities on behalf of the Funds as the Trust may from time to time require to ensure compliance with the Act, the Internal Revenue Code of 1986 and applicable state securities laws.

          D. Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Trust with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, a partner of Adviser shall certify to the Trust that Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, Adviser shall permit the Trust, its employees or its agents to examine the reports required to be made to Adviser by Rule 17j-1(c)(1).

          E. Adviser will promptly after filing with the Securities and Exchange Commission an amendment to its Form ADV furnish a copy of such amendment to the Trust.

          F. Upon request of the Trust, Adviser will provide assistance to the Custodian in the collection of income due or payable to the Funds.

          G. Adviser will immediately notify the Trust of the occurrence of any event which would disqualify Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Act or otherwise.

     18. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between Adviser and the Trust, which amendment, other than amendments to Schedule A, is subject to the approval of the Trustees and the shareholders of the Funds in the manner required by the Act and the rules thereunder, subject to any applicable exemptive order

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of the  Securities and Exchange  Commission  modifying the provisions of the Act with respect to approval of amendments to this Agreement.

     19. EFFECTIVE DATE; TERM. This Agreement shall be effective as of October 2, 2000 and shall remain in effect for the Trust for no more than 150 days or until the shareholders of each Fund vote to approve or disapprove a New Advisory Agreement with the Adviser, at a meeting called for such purpose, whichever is earlier.

     20. TERMINATION. Notwithstanding any provision to the contrary, this Agreement may be terminated at any time without the payment of any penalty by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940) of a Fund upon ten (10) calendar days written notice to the Adviser.

     21. LIMITATION OF LIABILITY. The term "Brundage, Story and Rose Investment Trust" means and refers to the trustees from time to time serving under the Trust's Agreement and Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

     22. USE OF NAME. The name "Brundage, Story and Rose" is a property right of the Adviser. The Adviser may use the name "Brundage, Story and Rose" in other connections and

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for other purposes, including without limitation in the name of other investment companies, corporations or business that it may manage, advise, sponsor or own, or in which it may have a financial interest. The Trust will discontinue any use of the name "Brundage, Story and Rose" if the Adviser ceases to be employed as the Trust's portfolio manager.

     23. DEFINITIONS. As used in paragraphs 15 and 19 of this Agreement, the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Act and the rules and regulations thereunder.

     24. APPLICABLE LAW. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of New York.

                                        BRUNDAGE, STORY and ROSE
                                        INVESTMENT TRUST

Attest: /s/ Frank L. Newbauer           By: /s/ Francis S. Branin, Jr.

                                        Title: President

                                        Date: October 2, 2000

                                   ACCEPTANCE
                                   ----------

     The foregoing Agreement is hereby accepted.

                                        BRUNDAGE, STORY and ROSE, LLC

                                        By: /s/ Francis S. Branin, Jr.

                                        Title: Managing Director

                                        Date: October 2, 2000

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                                   SCHEDULE A

                     RECORDS TO BE MAINTAINED BY THE ADVISER
                     ---------------------------------------

1. (Rule 31a-1(b)(5) and (6)) A record of each brokerage order, and all other portfolio purchases or sales, given by the Adviser on behalf of the Funds for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

     A.   The name of the broker;

     B. The terms and conditions of the order and of any modification or cancellation thereof;

     C.   The time of entry or cancellation;

     D.   The price at which executed;

     E.   The time of receipt of a report of execution; and

     F.   The name of the person who placed the order on behalf of the Trust.

2.   (Rule  31a-1(b)(9)) A record for each fiscal quarter,  completed within ten
     (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

     A.   Shall include the consideration given to:

          (i)   The sale of shares of the Trust by brokers or dealers.

          (ii)  The supplying of services or benefits by brokers or dealers to:

                (a)  The Trust;

                (b)  The Adviser;

                (c)  The Trust's principal underwriter; and

                (d)  Any person affiliated with the foregoing persons.

          (iii) Any other consideration other than the technical qualifications of the brokers and dealers as such.

     B.   Shall show the nature of the services or benefits made available.

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     C.   Shall  describe in detail the  application  of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

     D. The name of the person responsible for making the determination of such allocation and such division of brokerage commissions or other compensation.

3. (Rule 31a-1(b)(10)) A record in the form of an appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization.*

4. (Rule 31a-1(f)) Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under
     Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Adviser's transactions with respect to the Funds.

-----------------------

     * Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation; i.e., buy, sell, hold) or any internal reports or portfolio adviser reviews.

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